Exhibit 99.1

Helmerich & Payne, Inc. 2012 GHS-100 Energy Conference June 25-26, 2012

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs, rig performance and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

Comments on Today’s Market Although concern about the macro and about future oil and gas prices is ever-present, H&P’s land rig activity levels are increasing as expected during the third fiscal quarter. Spot pricing for FlexRigs remains steady, but E&P budgets appear to be tightening and demand for rigs in the U.S. Land market, in general, appears to be marginally declining. We are revising slightly downward our outlook on margins for our U.S. Land segment corresponding to the third fiscal quarter, now expecting relatively flat average rig margins per day from the second to the third fiscal quarter. As described in the Additional References section of this presentation, the rest of our previously disclosed operational outlook for the third fiscal quarter remains unchanged.

U.S. Land Rig Count

Highest U.S. Activity Level in Company History As of 6/22/12 * Represents the sum of the average active rigs for PTEN, NBR and UNT.

Organic U.S. Land Fleet Growth * Estimates include existing rigs and announced new build commitments. 304 49

H&P Activity as of June 22, 2012 Rigs Working/Contracted 244 7 26 277 30 307 Rigs Available 274 9 29 312 30 342 % Contracted 89% 78% 90% 89% U.S. Land Offshore International Land Total FlexRig Construction Total Fleet (1) Includes announced new build commitments. (1)

Growing Shareholder Value

As of June 14, 2002 Lower 48 U.S. Land Market Share Active Rig Market Share - Ten Years Ago Note: The above estimates are derived from Smith Bits

Lower 48 U.S. Land Market Share Organically Growing Active Rig Market Share Note: The above estimates are derived from Smith Bits As of June 15, 2012

Most Profitable Driller in U.S. Land Business (2) PTEN’s operating income includes drilling operations in Canada. (1) NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment. (2) (1)

Five-Year Relative Shareholder Return Source: Thomson Financial as of June 21, 2012

H&P’s Leading Equity Market Valuation Source: Thomson Financial

Market Trends Favor H&P The transition towards oil and liquids-rich-gas directed drilling continues, along with a clear trend towards more complex well designs and faster cycle times. H&P is fortunate to have a customer roster with substantial multi-year drilling inventory capable of shifting targets and taking advantage of strong oil prices. We will continue to focus on safety and innovation, delivering performance efficiencies and repeatability to the customer. Enhanced drilling efficiencies are expected to continue to drive lower total well costs for our customers.

The Ongoing Gas to Oil Transition...

Increasing Focus on More Difficult Drilling

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

Recordable Injuries per 1-MM Feet Drilled in 2011 by the Largest U.S. Land Drilling Contractors Note: Injury data taken from IADC ASP Program. Footage data taken from Land Rig Newsletter. 11.7 9.1 5.2 2.2

The Replacement Cycle Continues AC drive rigs are best positioned to make the transition in the U.S. From 2010 to 2011, H&P’s average footage per day increased over ten percent, and already in 2012, we have seen average footage per day increase another ten percent. While FlexRigs continue to rise to the challenge of this more demanding drilling environment, over 150 mechanical rigs were reportedly retired in 2011. Older, underperforming rigs are more likely to be sidelined. High efficiency rigs continue to displace mechanical and SCR rigs.

Week Ended October 4, 2008 By Power Type 2008 Peak Rig Count (~1,925) - U.S. Land Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 10% of the active rigs that were not readily identified. 20

Week Ended June 15, 2012 By Power Type Current Rig Count (~1,850) - U.S. Land Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 6% of the active rigs that were not readily identified. 21

H&P’s Lead in U.S. Land AC Drive Rigs Note: The above estimates corresponding to U.S. lower 48 AC Drive fleets and new build commitments are derived from Rig Data and corporate filings.

An Undersupply of AC Drive Rigs Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. (~1,850 Active Rigs in the U.S. By Power Type)

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR and UNT. (3) Utilization is herein calculated to be average active rigs divided by estimated available marketable rigs. (4) Represents estimated average combined utilization for PTEN, NBR, and UNT in the Lower 48 land market. H&P’s Margin Premium H&P’s Utilization Premium (1) (2) (3) (4)

H&P New Builds Total of 217 new build FlexRigs completed since January 2006. Delivering new FlexRigs at the rate of approximately four per month. As of June 22, 2012, 30 announced new builds remain under construction to be delivered in fiscal 2012 and fiscal 2013. Although the level of inquiries has slowed relative to calendar year 2011, conversations with customers continue regarding additional new build commitments.

End of Presentation

Additional References

H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments.

H&P’s U.S. Land Operations We still expect total revenue days in the U.S. Land segment to increase by approximately two percent from the second to the third fiscal quarter of 2012. Quarterly average rig revenue per day is expected to improve slightly, by a few hundred dollars per day from the second to the third fiscal quarter of 2012. The average rig expense per day during the third fiscal quarter of 2012 may also increase, potentially offsetting the above-mentioned increases in average rig revenue per day.

H&P’s U.S. Land Fleet Activity (1) Active rigs on term (in blue) generated both revenue and revenue days. (2) Includes completed new builds that were waiting on customers and which generated revenue but did not generate revenue days. (1) (2)

(275 H&P Contracted Land Rigs as of 6/22/12*) Leading U.S. Unconventional Driller * Includes announced new FlexRigs with customer commitments scheduled for completion in fiscal 2012 and fiscal 2013.

H&P’s Global Fleet Under Term Contract

H&P’s Growing Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target as of 6/22/12 Oil and liquids-rich gas percentage includes a small number of contracted rigs that are moving or will soon move from dry gas plays. Includes two rigs in the spot market. (3) Includes one rig with a contract expiring in the quarter ending 12/31/12. Dry Gas (Spot Market) 1% (1) (2) Dry Gas (Long-term Contracts) 6% (3) (1) (2) (3)

H&P’s Offshore Operations Seven of the Company’s nine offshore platform rigs are generating revenue days, including two under long-term contracts. One of the stacked rigs is expected to go back to work in the fourth fiscal quarter of 2012. The number of revenue days during the third fiscal quarter of 2012 is expected to be flat to down five percent as compared to the second fiscal quarter of 2012. Average rig margin per day is expected to decrease by ten to 15 percent during the third fiscal quarter of 2012 as compared to the second fiscal quarter, as one rig transitions between projects and a previously-stacked rig begins a new project.

H&P’s International Land Operations Of the 29 rigs assigned to international operations, 20 are currently active and six additional rigs are contracted and expected to begin new projects in the fourth fiscal quarter of 2012. The total number of revenue days during the third fiscal quarter is expected to increase by approximately five percent as compared to the second fiscal quarter of 2012. The average rig margin per day is expected to increase by ten to 20 percent during the third fiscal quarter as compared to the second fiscal quarter of 2012.

Active Contracted Idle Total Long-term Contracts Argentina 4 2 3 9 5 Bahrain 4 4 4 Colombia 5 2 7 2 Ecuador 5 5 Tunisia 2 2 U.A.E. 2 2 2 Total 20 6 3 29 13 H&P’s International Land Operations Rig Fleet Status (as of June 22, 2012) One of the two contracted rigs is currently in transit from the U.S. to Argentina. (2) Two contracted rigs are currently in transit from the U.S. to the U.A.E. (3) 13 of 16 FlexRigs, included in the international fleet of 29 rigs, are under long-term contracts. (3) (2) (1) (1)

AC Drive U.S. Rig Market Share (~500 Rigs) Note: The above estimates corresponding to market share are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

H&P U.S. Land Fleet by Power Type* * Includes New Build Commitments. SCR Rigs 5%

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains An enhanced and significantly safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Performance is Not Only About Better Rigs It’s also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

A Value Proposition Example – H&P vs. Competitors Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2011 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 20 11 9 Other days 3 3 3 Moving days 7 5 3.5 Total rig revenue days per well 30 19 15.5 2. Drilling contractor dayrate $17,500 $23,000 $26,000 Operator’s other intangible $25,000 $25,000 $25,000 cost per day estimate Total daily cost estimate $42,500 $48,000 $51,000 Total cost per well (daily services) $1,275,000 $912,000 $790,500 3. Total well savings with H&P – per well $484,500 $121,500 per year $11.4MM $2.9MM Increased wells per rig per year versus conventional average: 11 wells Increased wells per rig per year versus peer fit-for-purpose: 4 wells

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